UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As Jazz Pharmaceuticals plc (the “Company”) has previously disclosed, a number of complaints, including, from June 2020 to September 2020, several complaints styled as class actions and, from March 2021 to May 2022, several additional complaints, were filed on behalf of purported direct and indirect Xyrem purchasers, alleging that the Company’s actions leading up to, and entering into, patent litigation settlement agreements with generic drug manufacturers who had filed abbreviated new drug applications (“ANDAs” and such filers, “ANDA filers”), violate U.S. state and federal antitrust, consumer protection and unfair competition laws. This group of cases was consolidated for multidistrict litigation (“MDL”) proceedings before the U.S. District Court for the Northern District of California (the “Court”) in December 2020.

On April 7, 2025, Jazz Pharmaceuticals Ireland Limited, a wholly-owned subsidiary of the Company, entered into a preliminary class settlement agreement (the “preliminary class settlement agreement”) with the class of indirect Xyrem purchasers to settle all claims of participating class members against the Company with respect to the Company’s actions leading up to, and entering into, patent litigation settlement agreements with the ANDA filers.

Pursuant to the preliminary class settlement agreement, which was entered into with counsel representing the class representatives, the Company has agreed to pay a total of $145 million in a lump sum. The Company plans to use cash on hand to fund the preliminary class settlement agreement’s obligations. The Company expects to record a pre-tax charge of approximately $145 million associated with this preliminary class settlement agreement in the first quarter of 2025.

The preliminary class settlement agreement remains subject to court approval. The preliminary class settlement agreement, in which the Company denies all alleged wrongdoing, also includes specified releases by class members of the Company and its past, present and future affiliates, directors, officers, employees and other related parties, for all conduct concerning any of the matters alleged, or that could have been alleged, in the lawsuit. Plaintiffs who affirmatively opt out of the class will not be bound by the release and will not receive any settlement proceeds. Additionally, the preliminary class settlement agreement grants the Company the right to rescind the settlement agreement in the event an agreed upon percentage based on Xyrem purchases or payments made by potential class members that opt out. This settlement, if finalized on the agreed-upon terms, will resolve the majority of claims at issue in the MDL. If the preliminary class settlement agreement is not approved by the Court, or the Company terminates the preliminary class settlement agreement, the Company intends to defend against these claims vigorously. The Company also remains confident in its defenses to the other claims brought by plaintiffs described above, including that the patent settlement agreements at issue were and are pro-competitive, and intends to continue to vigorously defend against these claims. Nonetheless, in addition to the preliminary class settlement agreement, the Company may enter into one or more settlement agreements with additional remaining plaintiffs and any additional settlement payment obligations to be paid by the Company thereunder and related additional charges that it would record in connection therewith may be significant.

9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Preliminary Settlement Agreement, dated April 7, 2025, by and between Jazz Pharmaceuticals Ireland Limited and the Class Plaintiffs named therein, individually and on behalf of the Proposed Settlement Class

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted because they contain information that is both not material and is the type that the registrant treats as private or confidential.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, all statements related to the preliminary class settlement agreement, as well as the expected amount and timing of the pre-tax charge in connection therewith, and the Company’s ability to settle and/or defend against other related litigation and claims. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Do not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, objections to the preliminary class settlement agreement by third parties, the ability of the settlement parties to obtain court approval of the preliminary class settlement agreement, the number of plaintiffs that opt out of the preliminary class settlement agreement, whether approval of the preliminary class settlement agreement is appealed, the risk that the preliminary class settlement agreement may not have the expected impact or may require more activity or expense than expected, the risk that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the preliminary class settlement agreement, the risk that the Company is unable to reach settlement agreements with plaintiffs in the MDL that are not party to the preliminary class settlement agreement, and other risks. These and other risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena Patil
Name:	Neena Patil
Title:	Executive Vice President and Chief Legal Officer

Date: April 8, 2025